NIDA & MALONEY
                         A Limited Liability Partnership
                               800 Anacapa Street
                         Santa Barbara, California 93101
                                 (805) 568-1151
                            Facsimile (805) 568-1955


                                December 30, 1999

Ants Software.com
37 Santa Teresita Way
Santa Barbara, CA  93105

         Re: Ants Software.com  - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel for Ants Software.com, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") on December 30, 1999, in connection with the registration of an aggregate of 80,000 shares of the Company's Common Stock, par value $.001 per share (collectively, the "Shares"), issued or issuable under the Stock Option granted to John C. Wilczak pursuant to a written compensation contract dated December 3, 1999 (the "Option").

         In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Option and the Form S-8 prospectus to be delivered to the Option holder, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

         As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reasons to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference should be drawn from our representation of the Company or the rendering of the opinion set forth below.

         For  purposes  of this  opinion,  we are  assuming  that  you  have all
requisite   power  and   authority,   and  have  taken  any  and  all  necessary
administrative action, to authorize Shares, and we are assuming that the representations made by you with respect to the Shares are true and correct. Based on the foregoing an in reliance thereon, it is our opinion that the Shares, to the extent and when issued and sold in accordance with the Option and the prospectus delivered or to be delivered to the Option holder, the Shares are or will be validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Ants Software.com
December 29, 1999
Page 2

     This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein only as to the internal (and not the conflict of law) laws of the States of California and the Nevada General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.


                                                Very truly yours,


                                                /S/ NIDA & MALONEY, LLP